Exhibit 99.2

Loan Type ($mm) (%) ($mm) (%) ($mm) (%) Real estate secured 1,725.3 $ 82.6% 60.4 $ 3.5% 183.1 $ 10.6% C&I 274.4 13.1% 1.7 0.6% 15.5 5.7% Construction 74.5 3.6% 0.0 0.0% 18.9 25.4% Consumer 14.6 0.7% 0.0 0.1% 0.0 0.2% Total Non-Covered loans 2,088.8 $ 100.0% 62.1 $ 3.0% 217.7 $ 10.4% Covered loans 199.8 $ 8.7% 18.1 $ 9.0% 33.9 $ 17.0% TOTAL 2,288.6 $ 80.1 $ 3.5% 251.5 $ 11.0% ($mm) (%) ($mm) (%) 39.6 $ 2.3% 105.6 $ 6.1% 1.7 0.6% 15.5 5.7% 0.0 0.0% 18.9 25.4% 0.0 0.1% 0.0 0.2% 41.3 $ 2.0% 140.1 $ 6.7% 17.8 $ 8.9% 33.7 $ 16.8% 59.2 $ 2.6% 173.7 $ 7.6% * Net of covered portion and SBA guarantee ** Assumes sale of $93.4mm loans transferred to Held for sale in 1Q 2011; analysis assumes sale of loans at book value; sale of most targeted for 2Q 2011 includes $21.0mm non-accrual and $77.7mm classified assets; Impact of Loan Sale** NPL* Classified* Loan Portfolio as of 3/31/11 Total Gross Loans NPL* Classified* Covered loans TOTAL Loan Type Real estate secured C&I Construction Consumer Total Non-Covered loans

$mm Loan Sales Non-Accrual Loans & Inflow Trend (Non-Covered only)

Total CRE Loans at 3/31/11 = $1,797.5 mm $mm CRE Loans by Property Type March 31, 2011 CRE Loan Trend

Non-covered CRE historical NPL trend ($mm) Non-covered CRE historical delinquency ($mm) Non-Covered CRE Delinquency Trend

Construction portfolio performance summary (3/31/11) Loss coverage ratio for Construction Loans (3/31/11, $mm) Loss coverage ratio for C&I Loans (3/31/11, $mm) C & I portfolio performance summary (3/31/11) $ mm % $ mm % Non-performing Loans 3.5 $ 1.1% 1.7 $ 0.6% Delinquent Loans 5.8 1.8% 3.7 1.3% Classified Loans 22.6 7.1% 15.5 5.6% Gross Loans 319.4 100.0% 274.4 100.0% Total Loans Non-covered Loans $ mm % $ mm % Non-performing Loans - $ 0.0% - $ 0.0% Delinquent Loans 17.0 22.8% 17.0 22.8% Classified Loans 18.9 25.4% 18.9 25.4% Gross Loans 74.5 100.0% 74.5 100.0% Total Loans Non-covered Loans 03/31/2011 Total allowance for loan losses $26.4 Loss coverage ratio 7.7% 03/31/2011 Total allowance for loan losses $8.7 Loss coverage ratio 11.7%

SBA Loan Production (3/31/11, $mm)